EXHIBIT 10.8

i   Irwin Mortgage

Loan Broker/Correspondent Agreement

This Agreement, made and entered into this 1st day of July, 2001, by and between Irwin Mortgage Corporation, an Indiana corporation ("Irwin") and HeritageBank of the South ("Broker/Correspondent").

Whereas. Broker/Correspondent is in the business of originating first mortgage real estate loans by taking and processing loan applications from prospective borrowers and placing these applications on a non-exclusive basis with mortgage lenders such as Irwin who underwrite, close and, fund approved loans; and

Whereas, Irwin and Broker/Correspondent desire to engage in similar transactions for such loans ("Loans").

Now therefore, in consideration of the mutual promises made herein and the terms and conditions set forth below, Irwin and Broker/Correspondent agree as follows:

PROCEDURES

1.         Registering Loans. Broker/Correspondent may from lime to time register Loans with Irwin. The price for any such Loans, the lock-in period, and all other price issues will be governed by Irwins Pricing Policy and Procedures, a copy of which is attached to this Agreement. By locking in a Loan, Irwin agrees to fund the Loan, provided that the loan complies with all provisions of this Agreement and the Irwin Pricing Policy and Procedures. Irwin in its sole discretion, reserves the right to change prices and its pricing policy at any time and without prior notice to Broker/Correspondent. In no event, however, shall such a change in prices or pricing policy affect a Loan previously locked-in with Irwin by Broker/Correspondent.

2.         Status of Registered Loans. Broker/Correspondent will keep Irwin informed as to the pipeline status of Loans to be funded by Irwin under this Agreement.

3.         Broker/Correspondent Duties. Broker/Correspondent understands and agrees that payment of any compensation shall be based solely on actual and specific loan origination and processing services provided by Broker/Correspondent in connection with each Loan transaction. These services shall include, but are not limited to, the following: (a) counseling borrowers concerning availability of various loans and the general process of obtaining a loan; (b) explaining to borrowers Irwin's loan products, programs and lending philosophy; (c) completing the loan application with borrowers and obtaining signatures thereto; (d) obtaining merged credit reports including FICO scores from three repositories; (e) evaluating such credit information to pre-qualify borrowers for Irwin's loan products and programs, (f) assisting borrowers with explanations of delinquent credit; (g) preparing Good Faith Estimates as required by the Real Estate Settlement Procedures Act and preliminary Truth in Lending Act disclosures and sending same to borrowers within three (3) business days of application; (h) providing borrowers with all other disclosures required by federal, state or local laws or regulations, (i) obtaining loan processing information such as verifications of employment and deposits, tax filings and pay stubs; (j) processing information to further qualify borrowers for an Irwin loan products or programs; (k) ordering property appraisals and reviewing same to ascertain conditions; (l) ordering title reports and commitments; (m) keeping borrowers informed of status of loan application; and (n) submitting fully processed application files to Irwin for underwriting.

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4.         Delivery of Loan Files. Irwin will work directly with title companies, closing agents and attorneys to ensure delivery to Irwin of loan documents for Loans closed under this Agreement. However, where Irwin agrees to allow Broker/Correspondent to prepare its own closing documents. Broker/Correspondent will deliver all closing documents to Irwin within three (3) days of loan closing.

5.         Delivery of Other Information/Documentation. All information and documentation of any Loan required by Irwin to satisfy the requirements of FHA, VA, GNMA, FNMA, FHLMC or any private investor or pool commitment shall be delivered by Broker/Correspondent to Irwin no later than thirty (30) calendar days after Loan closing. Broker/Correspondent understands that the timely receipt of such information and documentation is of critical importance to Irwin, and agrees to cooperate to the best of its ability in obtaining and delivering all necessary items to Irwin within the required thirty (30) days. Any failure by Broker/Correspondent to comply with this provision could result in the required repurchase of the affected Loan or Loans from Irwin and/or the termination of this Agreement by Irwin.

6.         Underwriting. Broker/Correspondent agrees to pay an underwriting fee as established in wilting by Irwin from time to time for all Loans Erwin underwrites. The underwriting of a Loan by Irwin shall not affect in any way Broker/Correspondent's obligations hereunder, including without limitation, Broker/Correspondent's repurchase obligations and or indemnification obligations under this Agreement.

7.         Irwin Liability to Broker/Correspondent or Registering/Underwriting Loans. Notwithstanding any language in this Agreement to the contrary, Irwin shall have no liability to the Broker/Correspondent for any act or omission related to the registration and/or underwriting of Loans, including but not limited to those caused by equipment or computer failures, labor strikes or walkouts, casualty, and acts of God, except where such act or omission constitutes gross negligence on the part of Irwin.

BROKER/CORRESPONDENT REPRESENTATIONS AND WARRANTIES

8.         Broker/Correspondent Representations and Warranties. Broker/Correspondent hereby makes the following representations and warranties to Irwin, which shall be deemed made as of the date hereof, and hereafter as to each and every date Broker/Correspondent submits a Loan to Irwin.

A.         As to Broker/Correspondent:

1. Broker/Correspondent is duly organized, validly existing and in good standing under the laws of its state of organization and is qualified to transact business, has all licenses, permits and registrations and is in good standing iii each state where Broker/Correspondent originates Loans, as necessary to engage in the mortgage Broker/Correspondent business and to perform as set forth in this Agreement;

2.         Broker/Correspondent has the full power and authority to enter into this Agreement and neither the execution and delivery of this Agreement or the consummation of the transactions contemplated herein, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict or result in a breach of any term, condition or provision of Broker/Correspondent's certificate of incorporation or by-laws or any agreement to which Broker/Correspondent is a party or by which Broker/Correspondent is bound, or constitute a material default or result in an acceleration under any of the foregoing;

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3. No consent, approval, authorization or order of any court, governmental body or any other person or entity is required for the execution, delivery and performance by Broker/Correspondent of this Agreement including, but not limited to, the submission of Loans to Irwin;

4.         Neither Broker/Correspondent nor its agents know of any suit, action, arbitration or legal or administrative or other proceeding pending or threatened against Broker/Correspondent which would affect its ability to perform its obligations under this Agreement; and

5.         This Agreement has been duly authorized and executed by Broker/Correspondent and is, or upon delivery will be. a legal, valid and binding obligation of Broker/Correspondent enforceable in accordance with its terms, subject only to applicable bankruptcy, reorganization. insolvency, moratorium or other similar laws affecting creditor rights generally.

B.         As to each Loan:

1. Each Loan is a valid first lien on the mortgaged property free and clear of all encumbrances and liens having priority over the lien of such Loan, except liens for real estate taxes and special assessments not yet due and payable;

2.         The mortgaged property is free and clear of all mechanic's and materialmen's liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such lien, nor is Broker/Correspondent aware of any facts which could give rise to any such lien;

3.         Broker/Correspondent shall deliver to Irwin an appraisal report of the mortgaged property for each such Loan signed by an appraiser approved or acceptable to Irwin, which report shall be on the applicable FNMA form for the type of property securing the Loan, prior to Irwin's approval of such Loan. In the case of insured or guaranteed Loans, Broker/Correspondent shall deliver to Irwin a certification, or a copy thereof, by the insuring or guaranteeing agency of its acceptance of the. valuation assigned to the real estate security by the appraiser;

4.         All federal and state laws, rules and regulations applicable to the Loans have been complied with, including but not limited to: The Real Estate Settlement Procedures Act; the Flood Disaster Protection Act; the Federal Consumer Credit Protection Act including the Truth-in-Lending and Equal Credit Opportunity Acts; the Home Mortgage Disclosure Act, the Fair Housing Act, statutes or regulations governing fraud, lack of consideration, unconscionability, consumer credit transactions or interest charges; and all conditions within the control of Broker/Correspondent as to the validity of the insurance or guaranty as required by the National Housing Act of 1934, and the rules and regulations thereunder; or as required by the Servicemen's Readjustment Act of 1944, and the rules and regulations thereunder; or as imposed by the mortgage insurance companies or other insurers;

5.         No Loan is the subject of litigation which could affect Broker/Correspondent's ability to enforce the terms of the obligation or its rights under the Loan documents;

6.         There is in force for each Loan a paid-up title insurance policy issued by an Irwin-approved title company in the amount at least equal to the outstanding principal balance of the Loan;

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7. There is in force for each Loan a hazard insurance policy and flood insurance policy, where applicable, meeting the requirements of Irwin.

8.         Where required by applicable state law, Broker/Correspondent will record the mortgage assignment in the name of "Irwin Mortgage Corporation" and the assignment of the Loan front Broker/Correspondent to Irwin is valid and enforceable;

9.         The borrower has no rights of rescission, set-offs, counterclaims or defenses to the note or mortgage securing the note arising from the acts and/or omissions of Broker/Correspondent in the origination of the Loan;

10.        Broker/Correspondent has no knowledge that any improvement located on or being part of the mortgaged property is in violation of any applicable zoning law or regulation;

11.        The mortgage property is (a) in good repair and free of substantial damage from any cause, including but not limited to flood, fire, accident, earthquake, hurricane, or other disaster or calamity; and (b) the market for real estate in the geographical area of the mortgage property has not materially and adversely declined since the date the property appraisal report was issued; and

12.        Neither Broker/Correspondent, borrower or any person or entity engaged by Broker/Correspondent, its officers, employee's or agents which is involved in the Loan, including without limitation any appraiser or credit reporting agency, has (a) made any false representation or provided information which is not true, complete and accurate as is reasonably necessary for Irwin to make an underwriting decision; or (1,) received any direct or indirect benefit, fee, commission or other consideration of value from borrower or any other party in connection with the Loan except chose fees properly charged to borrower.

BROKER/CORRESPONDENT'S REPURCHASE AND INDEMNITY OBLIGATIONS

9.         Broker/Correspondent's Repurchase Obligations. Broker/Correspondent shall repurchase any Loan sold to Irwin pursuant to this Agreement within thirty (30) business days of receipt of written notice from Irwin of any of the following circumstances:

A.	Broker/Correspondent fraud or misrepresentation in the origination or processing of the Loan;
B.	Broker/Correspondent fails to observe or perform or breaches in any material respect any of the representations, warranties, covenants or agreements contained in this Agreement or the Manual with respect to a particular Loan; or

C.	Failure by Broker/Correspondent to deliver to Irwin within thirty (30) days from the date each Loan was purchased by Irwin the original information/documentation specified in Section 5 hereof.

The option to request or accept repurchase of any Loan is at the sole discretion of Irwin, and shall survive termination of this Agreement.

10.         Repurchase Price. Repurchases under Section 9 hereof shall be priced as the sum of:

A.	The unpaid principal balance of the Loan on the date of repurchase;

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B.	All accrued and unpaid interest on the Loan as of the date of repurchase;
C.	All unreimbursed advances and extraordinary costs and expenses incurred by Irwin with regard to the Loan;
D.	Any yield spread premium, service release fee or other amounts previously paid by Irwin to Broker/Correspondent for the Loan; and
E.	All losses, costs, damages and expenses incurred by Irwin in connection with such repurchase.

Upon any such repurchase of Loans by Broker/Correspondent, Irwin shall endorse the promissory note and assign any security interest, both without recourse, to Broker/Correspondent.

11.         Broker/Correspondent Indemnification of Irwin. In addition to Broker/Correspondent's repurchase obligations under Section 9, Broker/Correspondent will indemnify, defend and hold Irwin harmless from and against any loss, damage, cost or expense, including but not limited to, reasonable attorney's fees and expenses (a) arising out of any default by Broker/Correspondent, (b) arising out of any act or omission of Broker/Correspondent or any employee or agent of Broker/Correspondent; (c) arising out of Broker/Correspondent's failure to perform any of its obligations hereunder; or (d) arising out of or in connection with falsity, incorrectness, incompleteness or breach in any material respect of any representation or warranty made by Broker/Correspondent herein.

OTHER PROVISIONS

12.         Prepayment Refund. For each loan which is paid in full by the borrower for any reason during the ninety (90) day period ("Recapture Period") commencing on the later to occur of (i) the funding of the loan or (ii) the assignment and delivery of the loan to Irwin, except for a loan paid in full by a refinance by Irwin (excluding any Loan refinanced by Broker/Correspondent), Irwin reserves the right to require Broker/Correspondent to refund to Irwin all fees paid to Broker/Correspondent in connection with the origination of such loan, including but not limited to, arty yield spread premium, service release fee or other amounts previously paid by Irwin to Broker/Correspondent for the Loan. Broker/Correspondent shall also pay to Irwin all tosses, costs, damages and expenses, including attorney fees incurred by Irwin in connection with such prepayment. Broker/Correspondent covenants, represents and warrants that it shall remit the amount of such Prepayment Refund within ten days of demand. Broker/Correspondent's failure to return such fees as required hereunder shall be deemed a default and Irwin may charge any such amount due from Broker/Correspondent against compensation due, but not yet paid to Broker/Correspondent.

13.         Loan Fraud. The submission of a loan application to Irwin containing false or misrepresented information is a federal crime and Irwin cooperates with government agencies and law enforcement officials to pursue parties who provide false information or participate in fraudulent activity. The Following are examples of activities which could lead to such actions being taken against Broker/Correspondent; (a) submission of inaccurate information, including false statements on loan applications and falsification of documents purporting to substantiate credit, employment, deposit balances, ownership of real property and other asset information, or raise personal information concerning the borrower; (b) forgery of documents; (c) inaccurate representations of current occupancy or intent to maintain required occupancy as agreed in the application and Loan closing documents: (d) lack of due diligence or appropriate concern by Broker/Correspondent and its employees in obtaining and ascertaining the authenticity of all documents submitted to Irwin; and (e) acceptance of information or documentation which is known or suspected to be inaccurate, including but not limited to the concurrent processing of multiple owner-occupied Loan applications from a single applicant, or permitting an applicant or other interested party to assist in the processing of a Loan application.

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14.         Price Discrimination. Irwin is committed to the principles of fair lending. Broker/ Correspondent acknowledges that Irwin cannot control or police the prices that Broker/Correspondent charges its borrowers. Broker/Correspondent agrees that loan fees, discount points and interest rates must be charged to all borrowers on a non-discriminatory basis without consideration of race, gender, national origin or age. Broker/Correspondent agrees to indemnify and hold Irwin harmless from and against any discriminatory practices employed by Broker/Correspondent or its employees and agents.

15.         No Solicitation. Loans sold to Irwin cannot be solicited by Broker/Correspondent for prepayment, refinance or any other related products or services. For purposes of this Agreement, "solicit" shall not be deemed to include mass advertising via television, radio, newspapers and similar forms of communication not individually directed to specific Loan borrowers Broker/Correspondent shall use its best efforts to prevent employees and the employees of affiliated entities from engaging directly or indirectly in any prohibited solicitations under this Agreement.

16.         Additional Assurances: Inspection. Broker/Correspondent agrees, from time to time, upon Irwin's request, to provide Irwin with additional evidence that Broker/Correspondent's representations and warranties contained herein are true and correct. This may include allowing Irwin to conduct periodic on-site audits of Broker/Correspondent's business activities related to the Agreement, including but nor limited to all books, records and files of Broker/Correspondent pertaining or relating to any Loans registered with Irwin. In addition, Broker/Correspondent will submit to Irwin its annual financial statement, certified by an independent public accountant, within ninety (90) days following the end of each fiscal year.

17.         Loans Originated by Third Parties. Irwin shall have no obligation under this Agreement to accept any Loans from Broker/Correspondent which were originated by any entity or person other than Broker/Correspondent, and Broker/Correspondent shall not register any Loans with Irwin that are not originated by employees of Broker/Correspondent.

18.         Continued Employment of Broker/Correspondent's Principals. In the event that the Principal or Principals of Broker/Correspondent who negotiate this Agreement with Irwin discontinue their employment with Broker/Correspondent, Broker/Correspondent shall deliver immediate notice of such event to Irwin.

19.         Notices. Any notice or demand which is required or permitted to be given by any provision of the Agreement shall be deemed to have been sufficiently given if either served personally or sent by prepaid, registered or certified mail, addressed to the party at its address set forth below:

Irwin Mortgage Corporation 9265 Counselor's Row Indianapolis, IN 46240 Attention: Mr. Les Acree	Broker/Correspondent: Heritage Bank of the South P.O. Box 50728, Albany, GA 31703-0728 Attention: Lee H. Bettis

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Either party may change its address by notice to the other.

20.         Termination. This Agreement may be terminated by cither Irwin or Broker/Correspondent without cause upon written notice addressed to the other party as provided in Section 19 above, in event of such termination, Irwin agrees to close after termination those Loans registered by the Broker/Correspondent prior to the date of termination. However, in the event that Irwin, in its sole judgment and discretion, reasonably determines that there has been fraud or misrepresentation concerning Loans registered by Broker/Correspondent, or any other material breach by Broker/Correspondent of this Agreement, Irwin reserves the right to cancel this Agreement immediately and without prior notice, and to refuse to close any Loans registered by the Broker/Correspondent prior to such termination.. All other rights and obligations of the parties hereto which arose prior to termination shall survive termination.

21.         Irwin Manual. All provisions of the Irwin Wholesale Lending Manual are incorporated by reference into this Agreement and shall be binding upon both parties. However, by its terms, the Manual may be amended or supplemented by Irwin from time to time, as is reasonably necessary to improve the operation and efficiency thereof Written notice of such amendment or supplement Will be given by Irwin to Broker/Correspondent before such amendment or supplement takes effect.

22.         Relationship of the Parties. By virtue of this Agreement, it is agreed that Irwin and Broker/Correspondent shall not be considered to be partners or joint venturers, and that Broker/Correspondent is not to act as the agent of Irwin in origination, processing or performance of any other obligation, and shall, act in all matters hereunder as an independent contractor.

23.         Miscellaneous. No assignment, transfer or other alienation of this Agreement by Broker/Correspondent shall be effective without the prior written consent of Irwin. This Agreement is established for the sole benefit of Irwin and Broker/Correspondent, and no party other than Irwin and Broker/Correspondent shall be entitled to the benefit thereof. No waiver by Irwin of any term or condition hereof shall impair any right of Irwin or be construed as a waiver of any term or condition in the future. There are no promises or inducements by Irwin to Broker/Correspondent not contained herein, and this Agreement cannot be amended or modified orally, and no provision of this Agreement may be waived or amended except in writing executed by Irwin and Broker/Correspondent. Such a written waiver or amendment must expressly reference this Agreement. All of the covenants, agreements, representations and warranties made herein by the parties hereto shall suffice and continue in effect after the termination of the Agreement or the consummation of the transactions contemplated hereby. This Agreement supersedes any and all prior written or oral agreements between Broker/Correspondent and Irwin as to the subject matter of this Agreement This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument. This Agreement has been entered into and shall be governed and construed in, accordance with the laws of the State of Indiana.

IN WITNESS WHEREOF, the undersigned parties have execute4 this Agreement as of the date herein above written:

IRWIN MORTGAGE CORPORATION		BROKER/CORRESPONDENT
By:	/s/ Randall G. Chumley	By:	/s/ Lee H. Bettis
Printed Name:	Randall G. Chumley	Printed Name:	Lee H. Bettis
Its:	First Vice President	Its:	President/CEO

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IRWIN MORTGAGE LOAN FRAUD
ZERO TOLERANCE STATEMENT

All approved Broker/Correspondents must be aware that they bear the responsibility far all incidents of fraud for loans originated by their employees. The Broker/Correspondent is responsible for the content and quality of each application taken and each loan submitted to Irwin Mortgage Corporation.

THE SUBMISSION OF A LOAN APPLICATION CONTAINING
FALSE INFORMATION IS A CRIME!

Types of Loan Fraud

1)	Submission of inaccurate information, including false statements on loan application(s) and falsification of documents purporting to substantiate credit, employment, deposit and asset information, personal information including identity, ownership/non-ownership of real property, etc.

2)	Forgery of partially or predominantly accurate information.
3)	Incorrect statements regarding current occupancy or intent to maintain minimum continuing occupancy as stated in the security instrument.
4)	Lack of due diligence by Broker/Correspondent/loan officer/interviewer/processor, including failure to obtain all information required by the application and failure to request further information as dictated by Borrower's responses to other questions.

5)	Unquestioned acceptance of information or documentation which is known, should be known, or should be suspected to be inaccurate.
A.	Simultaneous or consecutive processing of multiple owner-occupied loans from one applicant supplying different information on each application.
B.	Allowing an applicant or interested third-party to "assist with the processing of the loan."
6)	Broker/Correspondent's non-disclosure of relevant information.

Consequences

The effects of Loan Fraud are costly to all parties involved. Irwin Mortgage Corporation stands behind the quality of its loan production. Fraudulent loans cannot be sold into the secondary market and, if sold, will require repurchase by Irwin Mortgage Corporation. Fraudulent loans damage our reputation with our investors and mortgage insurance providers.

The price paid by those who participate in Loan Fraud is even more costly. The following is a list of a few of the potential consequences that may be incurred:

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Consequences to Broker/Correspondent

1)	Criminal Prosecution.
2)	Loss of Mortgage Broker/Correspondent/Real Estate/Mortgage Banker's License.
3)	Loss of lender access due to exchange of information, between lenders and mortgage insurance companies including submission of information to investors (FHLMC, FNMA, police agencies, and the Department of Banking and Finance).

4)	Civil action by Irwin Mortgage Corporation.
5)	Civil action by applicant/borrower or other parties to the transaction.
6)	Loss of approval status with Irwin Mortgage Corporation.

Consequences to Borrower

1)	Acceleration of debt (FNMA/FHLMC Mortgage/Deed of Trust,). Item #6 states: "Borrower shall also be in default if Borrower. during the loan application process, gave materially false or inaccurate information or statements to lender (or failed to provide lender with any material information) in connection with the loan evidenced by the Note, including, but not limited to, representations concerning Borrower's occupancy of the Property as a principal residence."

Note: Foreclosure action will not allow the Borrower the benefit of reinstatement in order to cure the default. The Borrower must pay off the loan In full prior to the sale date of the property.

2)	Criminal prosecution.
3)	Civil action by Irwin Mortgage Corporation.
4)	Civil action by other parties to the transaction, such as seller or real estate agent/Broker/Correspondent.
5)	Employment termination
6)	Loss of professional license, if any.
7)	Adverse effect on credit history.

I have read the following and understand Irwin Mortgage Corporation's position on Loan Fraud.

BROKER/CORRESPONDENT
By:	/s/ Lee H. Bettis
Printed Name:	Lee H. Bettis
Its:	President/CEO

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IRWIN MORTGAGE CORPORATION WHOLESALE PRICING POLICY
REVISED October 20, 2000

I.	Products:

FHA
VA
FNMA/FHLMC Conventional Conforming
IMC Jumbo - Fixed Rate
RFC Expanded Product
Value Plus Products

	A.	Establishing Prices - Pricing will be established each business day that the IMC home office is open for business.

	B.	Loan Classification - All loans will be classified as wither new business, floats or refinances.

		1)	New Business - any non-refinance transaction where application is dated no earlier than the business day of the established price.

		2)	Floats - any non-refinance transaction where application is dated earlier than the business day of the established price.

		3)	Refinance - all refinance transactions regardless of the application date.

	C.	Price Expiration - Prices quoted will expire per the semi-annual time change memos. (Julian Calendar)

	D.	Pricing Changes - All loan classifications are subject to a price change at any point during the day. Pricing changes could occur for market movements either up or down. Irwin Mortgage will send a message via the web site www.irwinwholesale.com) and by fax to notify users of a price change. It is th responsibility of each correspondent to notify their personnel of a price change.

	E.	Loan Lock-in Procedures - all loans must be locked prior to the cut off time to be a valid lock. (See semi-annual time change memo for price expiration times.) Lock-ins input after the cutoff time will be subject to that new day's price.

		1)	Applications - Loan applications must be taken or scheduled to be taken within one (1) business day of loan lock-in.

		2)	Exceptions - Any special quotes received from Marketing for rates prior to the appropriate cutoff time.

	F.	Lock Lengths - Refer to daily price sheet for specific lock lengths available for each product type.

	G.	Expiration Dates - the expiration date of a loan lock-in will be established from date of loan lock-in. The initial expiration will be calculated based upon the number of days of the lock-in. If this falls on a weekend or IMC holiday, the loan will expire on the following business day.

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	1)	Refinance Disbursement Date - all refinances must close on or before the expiration date and must disburse within 5 days of loan closing. This allows a check to be issued after the Right-of-Recission period. As an example, a 15 day lock on the system will look like a 20 day lock. The loan must still close on or before the 15 day lock expiration (rate sheet). Loans closing after the expiration date and/or loans disbursing more than 5 days past the expiration date would be required to re-lock prior to closing/disbursement.

	2)	Purchase Disbursement Date - all purchase transactions must have funds disbursed on or before the expiration date, but are not yet disbursed as of the expiration date, will be considered an expired loan and would be required to re-lock prior to closing.

H.	Lock-in Changes - while a loan is active (not expired) changes to the product type/loan and/or interest rate are available for FNMA/FHLMA/GNMA programs only as follows:

Current Lock	Request Lock	New Price

(1) Fixed (1) ARM	Fixed ARM	* Reference lock price from original blue dates price sheet
(2) ARM (2) Fixed	Fixed ARM	* the worst price by comparison of the original price and current price

I.	Extensions - Active locks may be extended one time based upon the following schedule:
Extension Requested	Cost

1-5 days	0.125
6-15 days	0.250
16-30 days	0.500
J.	Expired Re-locks - once a loan has expired it may be re-locked for up to 15 days at the greater of the original blue book or market blue book the date of the re-lock. In cases of a market re-lock, 15-day lock terms will-relock at 15 day. Original 30-180 day lock terms will be re-locked at 30-day market prices. Relocks greater than 15 days may be available due to extenuating circumstances on a case-by-case basis. Is a loan has been expired for 60 days or more, Marketing will consider the loan to be new and can re-lock at current market prices (regardless if market is higher or lower than the original lock).

K.	Temporary Escrow Buydown - for government 2-1 escrow buydowns quotes on the rate sheet will include the actual cost of a 2-1 EBD and the associated discounts. Please call for quotes on the availability of buydowns for conventional products.

L.	Second Homes - certain conventional programs allow second homes at certain LTV's. Please refer to the appropriate product guide for availability and/or pricing adjustments.

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M.	Property/Borrower Change - lock-ins are only valid for the original property/borrower. If there is a change in either, the current lock-in must be canceled and a new lock-in will be established for the new loan at the current market pricing.

N.	Cancellations - loans should be canceled via the computer at the branch level as soon as the branch originator becomes aware of the cancellation. If a loan is canceled and for whatever reason becomes active again, the lock is subject to the higher of market or original lock.

O.	Escrows - all loan quotes are based upon escrows for taxes and insurance being collected. Conventional loans with LTV's less than or equal to 80% are available for an escrow waiver at a cost of .25 basis points.

P.	Lender paid mortgage insurance - refer to daily price sheet for product availability and pricing. Subject to same pricing policy as standard conventional conforming product.

         -         refer to product guide for program information

Q	Rural Housing -

         -         Check rate sheet for product availability
         -         Reference daily price sheets for quotes, subject to same pricing policy as underlying product type
         -         Reference product guide for program information
         -         Check with local Farmer Home Administration office for training and program dollar allocations
         -         Pricing does not warrant the availability of Farmer's money

II.	All other programs:
Private Investor Programs

	A.	All pricing and lock-in procedures will be established via the various product guides for the appropriate product/investor

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